As filed with the Securities and Exchange Commission on January 23, 2024

Registration No. 333-269516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT No. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINGLEPOINT INC.
(Exact name of registrant as specified in its charter)

Nevada	5960	26-1240905
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3104 E Camelback Rd #2137

Phoenix, AZ 85016

Telephone: (888) 682-7464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Ralston

Chief Executive Officer

SinglePoint Inc.

3104 E Camelback Rd #2137

Phoenix, AZ 85016

Telephone: (888) 682-7464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-1 constitutes an amendment to Amendment No. 1 to the Post-Effective Amendment (the “Previous Amendment”) to our registration statement on Form S-1 (File No. 333-269516) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 26, 2023.

The Registrant is filing this Amendment to (i) update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act in respect of the continuous offering pursuant to Rule 415 of the shares of common stock described above, (ii) incorporate by reference the Registrant’s reports filed by the Registrant pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act Reports”), and (iii) to provide for forward incorporation by reference into this Registration Statement of Exchange Act Reports filed after the effective date of this of this Amendment, as permitted for smaller reporting companies (as defined in Rule 405 under the Securities Act) pursuant to Item 12(b) of Form S-1.  As of January 23, 2024, 1,093 shares of common stock, as adjusted for the reverse stock splits described in the prospectus, have been sold pursuant to the effective Registration Statement for an aggregate amount of approximately $278,522.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 23, 2024

Up to 9,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 9,000,000 shares of our common stock, par value $0.0001 per share, by GHS Investments LLC (“Selling Stockholder” or “GHS”). The shares of common stock being offered by the Selling Stockholder may be issued pursuant to the equity financing agreement dated January 20, 2023 (the “Financing Agreement”), that we entered into with the Selling Stockholder. See below for a description and additional information on the Financing Agreement and “Selling Stockholder”. The prices at which GHS may sell the shares of common stock will be determined by the prevailing market price for the shares of common stock or in negotiated transactions.

The Financing Agreement with Selling Stockholder provides that Selling Stockholder is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Financing Agreement.

The Shares included in this prospectus represent a portion of the shares issuable to Selling Stockholder under the Financing Agreement.

Selling Stockholder is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Financing Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

Our common stock is currently listed on the BZX Exchange, a division of Cboe Global Markets (the “BZX”) under the symbol “SING”. On January 23, 2024, the last reported sale price of our common stock on the BZX was $0.656 per share.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Stockholder. However, we will receive proceeds in the event we put shares to GHS under the Financing Agreement.

We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution”

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See the risks and uncertainties described under the heading “Risk Factors” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                   , 2024

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information from that contained or incorporated by reference in this prospectus. Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

In this prospectus, “Singlepoint,” the “Company,” “we,” “us,” and “our” refer to Singlepoint Inc., a Nevada corporation, and the Company’s subsidiaries.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. Factors that could cause such differences include, but are not limited to:

•	if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

•	we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations;

•

we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;

•	we may be unable to successfully integrate acquisitions, which may adversely impact our operations;

•	the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects;

•

an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar photovoltaic (“PV”) system and could reduce the demand for smart energy products and thus demand for our products;

•

the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share;

•

existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete;

•

our management will have broad discretion over the use of any net proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully; and

•

because we initially became a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

We have included important cautionary statements in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits or incorporated by reference to this registration statement of which this prospectus forms a part with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

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 PROSPECTUS SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to United States dollars unless otherwise indicated. This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes incorporated by reference into this prospectus. Our fiscal year end is December 31 and our fiscal years ended December 31, 2022 and 2021 are sometimes referred to herein as fiscal years 2022 and 2021, respectively. Some of the statements made in this prospectus or incorporated by reference discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Singlepoint Inc. (“we,” “us,” “our,” “Singlepoint” or “the Company”) is a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations mainly through our subsidiary, The Boston Solar Company LLC (“Boston Solar”), in which we hold an 80.1% equity interest.

We conduct our air purification operations through Box Pure Air, LLC (“Box Pure Air”), in which we hold a 100% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•

Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze LLC (“EnergyWyze”), a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;
•	ShieldSaver, LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and
•

Singlepoint Direct Solar, LLC (“Direct Solar America”), in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has either in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

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Our Core Businesses

Solar Operations

Boston Solar. Boston Solar is dedicated to providing superior products, exceptional customer service, and high-quality workmanship in residential, commercial and industrial installations. Boston Solar has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England (predominantly in Massachusetts) since its founding in 2011. It has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). We acquired 80.1% of Boston Solar on April 21, 2022. Boston Solar is headquartered in Massachusetts. The Company is continually analyzing strategies for Boston Solar to optimize growth, synergies and operational efficiencies within the region serviced by Boston Solar.

Air Purification Operations

Box Pure Air. Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured for schools and commercial buildings. The company is pursuing additional products to leverage its sales network that are designed to increase safety and security in these locations. Box Pure Air strives to help businesses and consumers create a safe and healthy environment. The products we sell are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes the AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that are primarily hand-built in the United States. The Airbox line products combine high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality. Box Pure Air has exclusive distribution rights for Airbox in the following areas: Raleigh, North Carolina (and its surrounding areas), Saint Augustine, Florida and the southern region of Florida, as well as the entirety of the states of Arizona, Washington and Oregon. Box Pure Air is permitted to distribute Airbox in Texas and California. We acquired 51% of the outstanding interests in Box Pure Air in February 2021. On October 2, 2023, the Company entered into an agreement with Cash Cow Holdings, LLC (“Cash Cow”), Box Pure Air, Ryan Cowell (“Cowell”) and Ballistic Product America, LLC (“Ballistic”), where Cash Cow transferred the outstanding membership interest that it owned in Box Pure Air to Singlepoint. Singlepoint now owns 100% of the membership interest in Box Pure Air. Box Pure Air agreed to assign certain intellectual property and contracts to Ballistic as consideration for its membership interests in Box Pure Air. As of the date of the agreement, Singlepoint was issued 9% of the outstanding membership interest in Ballistic that is primarily collateralized against a $2.5 million periodic royalty payment paid quarterly and due on the 15th business day following the end of each quarter.

Our Market Opportunity

In each of our businesses, we focus on solid, growing markets and capitalize on positive demographic and market trends. In our solar energy business, we intend to develop a vertically integrated solar energy business with nationwide geographical coverage. We believe these initiatives have the opportunity to increase market share, diversify geographical revenue streams, incorporate best practices across our portfolio, and provide increased cost savings by providing both purchasing power and lower general administrative cost across our solar energy operating businesses.

Our clean environment business was implemented, in response to demand due to COVID-19 and effects of global pollution, to provide mobile air purification technology in closed environments that are unable to implement such technology on an attractive cost basis. We are being increasingly called upon to provide services to help prevent the spreading of airborne diseases and toxins, thereby improving the environmental quality, health and wellness of our end users who include students, first responders, professionals returning to offices and others.

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Our Growth Strategy and Competitive Advantages

Our goal is to develop or acquire ownership interests in companies that possess high-growth potential, and to provide those companies with management services that will help them grow. We believe that we can build a brand that is synonymous with integrity, strong corporate governance and transparency with an emphasis on social responsibility. Key elements of our growth strategy and competitive advantages include:

•

Accretive acquisitions and strategic relationships at each level of our company. We intend to continue to pursue acquisitions that consolidate market share, expand our geographical footprint and further our position as a participant in each of our principal businesses. We seek to identify and partner with companies with complementary technology and where our existing business extension opportunities could be commercially beneficial to them.

•

Diverse and competitive positioning of our companies. Our principal businesses operate in highly competitive but diverse markets which we believe balances the risk profile of our company. We believe the diverse and competitive positioning in these markets of our companies serves as a competitive strength.

•

Central management support for all companies. Our “hands-on” management team provides centralized management oversight across our principal businesses. We believe we can improve the margins by controlling costs at our businesses as we centralize business practices in functional areas including financing, accounting, human resources, back-office administration, information technology and risk management. These margin improvements can be accomplished through leveraging our centralized capital and management capabilities to allow our businesses to better focus their efforts on revenue generation and product enhancement. In addition, we seek to increase revenue for each of our majority-owned and/or wholly-owned operating subsidiaries by cross-selling the complementary technical services and distribution network of each company.

GHS Transaction

On January 20, 2023, the Company entered the Financing Agreement and Registration Rights Agreement with GHS. Pursuant to the Financing Agreement, GHS agreed to purchase up to Ten Million Dollars ($10,000,000) in shares of the Company’s common stock, from time to time over the course of twenty-four (24) months after the execution of the Financing Agreement and Registration Rights Agreement (the “Contract Period”).

The Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 80% of the lowest traded price for the Company’s common stock during the ten consecutive trading days preceding the date of notice. If the Company should complete an up list to a national securities exchange, the purchase price will be 90% of the lowest traded price of the Company’s Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice, subject to a floor of $0.02 below which the Company will not deliver a Put. Subject to the satisfaction of certain conditions set forth in the Financing Agreement, on each Put the Company will deliver an amount of Shares not exceeding two times the average of the daily trading dollar volume for the common stock of the dollar amount of each Put. No Put will be made in an amount less than ten thousand dollars ($10,000) or greater than five hundred thousand dollars ($500,000). Purchases are further limited to GHS owning no more than 4.99% of the total outstanding Common Stock at any given time.

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Corporate History and Information

Singlepoint Inc. was originally incorporated in the State of Nevada in 2007 as Carbon Credits International, Inc., a company engaged in the business of marketing, and distributing power-saving devices manufactured by a Malaysian corporation, which was spun off from Carbon Credits Industries Inc., its former parent, in October 2007. In December 2011, the Company entered into a merger agreement with Lifestyle Wireless, Inc., with the Company remaining as the surviving company. On July 1, 2013, the Company changed its name to Singlepoint Inc.

The Company originally became subject to the reporting requirements of the securities laws in 2008, and subsequently suspended its reporting obligations in 2010. The Company again became subject to the reporting requirements of the securities laws 2018.

In May 2019, we established a subsidiary, Direct Solar America, as we completed the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns 51% of the membership interests of Direct Solar America.

In January 2021, we acquired EnergyWyze a national digital and direct marketing firm focused on customer lead generation in the solar energy industry.

In February 2021, we purchased 51% ownership of Box Pure Air, a distributor of industrial grade high-efficiency air purification products designed and manufactured for commercial locations.

On April 21, 2022, the Company purchased an aggregate of 80.1% of the outstanding membership interests of Boston Solar.

Our shares began trading on the BZX on December 15, 2023 under the ticker symbol "SING".

Our principal offices are located at 3104 E Camelback Rd #2137, Phoenix, AZ 85016, telephone: (888) 682-7464. Our corporate website address is located at www.singlepoint.com. The information on or accessed through our website is not incorporated in this prospectus or the registration statement of which this prospectus forms a part.

Implications of being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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THE OFFERING

Issuer:	Singlepoint Inc., a Nevada corporation
Shares of common stock offered by Selling Stockholder::	Up to 9,000,000 shares of common stock.
Common Stock Outstanding After Offering:	Up to 14,281,597 shares of common stock
Use of Proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Stockholder. However, we may receive up to $10,000,000 in gross proceeds from sale of our common stock to the Selling Stockholder under the Financing Agreement. See “Use of Proceeds.”

Risk Factors:

An investment in our securities involves a high degree of risk. You should read this prospectus carefully, including the section titled “Risk Factors” and the consolidated financial statements and the related notes to those statements included in this prospectus, before deciding to invest in our securities.

BZX Symbol:	SING
The number of shares of our common stock outstanding after the offering is based on 5,281,597 shares outstanding as of January 23, 2024 and excludes:
•	10,323 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $44.00 per share; and
•	3,333 shares of common stock reserved for future issuance pursuant to our Singlepoint Inc. 2019 Equity Incentive Plan.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described below and in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell to the Selling Stockholder under the Financing Agreement, or the actual gross proceeds that will result from those sales.

On January 20, 2023, we entered into the Financing Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $10,000,000 of our Common Stock, subject to certain limitations and the satisfaction of the conditions set forth in the Financing Agreement. During the Contract Period, as such term is defined under “GHS Transaction” below, we will have the right, but not the obligation, to sell shares of Common Stock to the Selling Stockholder pursuant to the Financing Agreement from time to time over a period of up to 24 months beginning on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Stockholder under the Financing Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the Financing Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Financing Agreement. Depending on market liquidity at the time, resales of those shares by the Selling Stockholder may cause the public trading price of our Common Stock to decrease.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Financing Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Financing Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Financing Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Financing Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Financing Agreement.

We are registering 9,000,000 shares of our Common Stock under this prospectus. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Financing Agreement more than the 9,000,000 shares of Common Stock being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to up to $10 million under the Financing Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Financing Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Financing Agreement. In addition, the Selling Stockholder will not be required to purchase any shares of Common Stock if such sale would result in the Selling Stockholder’s beneficial ownership exceeding the Beneficial Ownership Limitation, which is defined in the Financing Agreement as 4.99% of the outstanding shares of Common Stock.

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We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In our Form 10-Q for the quarter ended September 30, 2023, we identified certain material weaknesses in our internal controls. Specifically, we lacked a functioning audit committee resulting in ineffective oversight in the establishment and monitoring of required internal control and procedures, and inadequate segregation of duties consistent with control objectives.  Our weaknesses also related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles (“GAAP”) and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

The sale of our common stock to GHS may cause dilution, and the sale of the shares of common stock acquired by GHS, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Financing Agreement with GHS, GHS has committed to purchase up to $10 million of our common stock. The shares of our common stock that may be issued under the Financing Agreement may be sold by us to GHS at our discretion from time to time over a 24-month period commencing after the execution of the Financing Agreement. The purchase price for the shares that we may sell to GHS under the Financing Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to GHS. Additional sales of our common stock, if any, to GHS will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to GHS all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Financing Agreement. If and when we do sell shares to GHS, after GHS has acquired the shares, GHS may resell all, some or none of those shares at any time or from time to time in its discretion.

Therefore, sales to GHS by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to GHS, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. For example, on January 20, 2023, the Company entered into the Financing Agreement and a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Financing Agreement from time to time over the course of twenty-four (24) months after the execution of the Financing Agreement.

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The Selling Stockholder will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to the Selling Stockholder pursuant to the Financing Agreement will be purchased at a discount to the closing price of the shares of our common stock during the applicable pricing period. The Selling Stockholder has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If the Selling Stockholder sells the shares, the price of our common stock could decrease. If our stock price decreases, the Selling Stockholder may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Our management will have broad discretion over the use of any net proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and could use them for purposes other than those contemplated at the time of the commencement of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

We may not have access to the full amount under the financing agreement.

The amount of $10 million was selected based on our potential use of funds over the effective time period to enable us to complete the development of our programs. Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period. Based strictly on the current daily trading dollar volume up to September 13, 2023, we believe it is unlikely that we will be able to receive the entire $10 million. We are not dependent on receiving the full amount to execute our business plan and can still progress with our business until we are able to raise funds for business development. There is no assurance that we will ever raise enough funds.

Investors who buy shares of Common Stock at different times will likely pay different prices.

Pursuant to the Financing Agreement, we control the timing and amount of any sales of Common Stock to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Financing Agreement, the Selling Stockholder may resell all, some or none of such shares in its discretion and at different prices, subject to the terms of the Financing Agreement. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Financing Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

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GHS TRANSACTION

On January 20, 2023, the Company entered the Financing Agreement and Registration Rights Agreement with GHS. Pursuant to the Financing Agreement GHS agreed to purchase up to Ten Million Dollars ($10,000,000) in shares of the Company’s common stock, from time to time over the course of twenty-four (24) months after the execution of the Financing Agreement and Registration Rights Agreement (the “Contract Period”).

Upon the satisfaction of the conditions to GHS’s purchase obligation set forth in the Financing Agreement, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, the Company has the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put.

The purchase price of the shares of Common Stock contained in a Put will be 80% of the lowest traded price for the Company’s common stock during the ten consecutive trading days preceding the date of the applicable Put notice. If the Company should complete an up list to a national securities exchange, the purchase price will be 90% of the lowest traded price of the Company’s Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice, subject to a floor of $0.02 below which the Company will not deliver a Put. Although the Company filed a registration statement on June 23, 2023 that stated its intent to apply to list its common stock on the Nasdaq Capital Market, there is no guarantee at this time that an up list to the Nasdaq Capital Market will be completed during the Contract Period or at all.

Subject to the satisfaction of certain conditions set forth in the Financing Agreement, the maximum dollar amount of each Put will not exceed two times the average of the daily trading dollar volume for the Common Stock during the ten consecutive trading days preceding the applicable Put notice. No Put will be made in an amount less than ten thousand dollars ($10,000) or greater than five hundred thousand dollars ($500,000). Purchases are further limited to GHS owning no more than 4.99% of the total outstanding Common Stock at any given time.

The Financing Agreement will terminate upon the occurrence of either of the following: (i) the Selling Stockholder has purchased an aggregate of $10,000,000 in Common Stock pursuant to the Financing Agreement or (ii) the expiration of the Contract Period. In addition, no Put may be delivered at any time while an Event of Default (as defined in the Financing Agreement) exists, including the lapse of the effectiveness of the registration statement of which this prospectus forms a part for any reason.

The Financing Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder, GHS, of up to 9,000,000 shares of our common stock that may be issued to GHS pursuant to the Financing Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with GHS on January 20, 2023, concurrently with our execution of the Financing Agreement, in which we agreed to provide certain registration rights with respect to sales by GHS of the shares of our common stock that may be issued to GHS under the Financing Agreement.

GHS, as the Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to GHS under the Financing Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholder as of January 23, 2024 and the maximum number of shares of common stock being offered by the Selling Stockholder pursuant to this prospectus. Because the purchase price to be paid by the Selling Stockholder for shares of Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more purchases from time to time under the Financing Agreement will be determined on the applicable purchase dates therefor, the actual number of shares of Common Stock that we may sell to the Selling Stockholder under the Financing Agreement may be fewer than the number of shares being offered for resale under this prospectus. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of such shares nor is the selling shareholder obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholder.

Name of Beneficial Holder	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Percentage Owned before the Offering (2)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares of Common Stock Owned After Offering assuming all Shares being registered on this prospectus are sold	Percent of Common Stock Owned After the Offering assuming all Shares being registered on this prospectus are sold
GHS Investments LLC	69,066	(3)	1.31%	9,000,000	69,066	*	%

* Less than 1%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Financing Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the Financing Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective.

(2)	Based on 5,281,597 shares of common stock outstanding as of January 23, 2024.
(3)

Represents 1.31% of the of the outstanding shares of Common Stock. GHS is the owner of warrants to purchase 10,323 shares of Common Stock which contain a provision that restricts exercise of each instrument to 4.99% of the then outstanding shares of Common Stock of the Company.

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During the last three years the Company has entered into the following transactions with GHS, in addition to the transaction referenced in this Registration Statement:

On December 18, 2020, the Company sold 408 shares of Class B Preferred Stock to GHS for a purchase price of Four Hundred Thousand Dollars. As of June 30, 2022, GHS has converted all Class B Preferred Stock into Common Stock of the Company.

On January 28, 2021, the Company sold 1,010 shares of Class C Preferred Stock to GHS for One Million Dollars ($1,000,000). The Company received proceeds of $760,000 from the issuance of Class C Preferred Stock. For the six months ended June 30, 2022, the Company has received no proceeds.

On March 11, 2021, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, in tranches, up to Two Million Dollars ($2,000,000) of the Company’s Class D Preferred Stock in exchange for Two Thousand (2,000) shares of Class D Preferred Stock. The Company received $2,000,000 from the issuance of Class D Preferred Stock.

On April 7, 2022, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, in tranches, up to One Million Five Hundred Thousand Dollars ($1,500,000) of the Company’s Class E Preferred Stock in exchange for One Thousand Five Hundred (1,500) shares of Class E Preferred Stock in three separate tranches. The Company received $1,500,000 from the issuance of Class E Preferred Stock. In addition, the Company issued GHS fifty shares of Class E Preferred Stock upon the initial closing date as an equity incentive and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.11 per share for a period of five years.

On November 3, 2022, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, Three Hundred Fifty (350) shares of the Company’s Class E Preferred Stock in two equal tranches of One Hundred Seventy-Five Thousand ($175,000) Dollars. In addition, the Company issued GHS twenty shares of Class E Preferred Stock as an equity incentive.

On January 13, 2023, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, One Hundred (100) shares of the Company’s Class E Preferred Stock for One Hundred Thousand (100,000) Dollars and up to Seven Hundred Fifty (750) shares of the Company’s Class E Preferred Stock in three tranches of up to Two Hundred Fifty Thousand (250,000) Dollars each. In addition, the Company issued GHS twenty-five shares of Class E Preferred Stock as an equity incentive.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Selling Stockholder. However, we will receive proceeds from the sale of our common stock to Selling Stockholder pursuant to the Financing Agreement. The proceeds from our exercise of the Put right pursuant to the Financing Agreement will be used for general administrative expense, payment of debt, business development, as well as for legal, accounting and audit fees. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the proceeds we may receive. Accordingly, we will have broad discretion in the way that we use these proceeds.

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DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

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DESCRIPTION OF SECURITIES

Common Stock

As of January 23, 2024, we had 192,307,693 authorized shares of common stock, par value $0.0001 per share, and 5,281,597 shares outstanding.

Voting

Each stockholder shall have one vote for every share of stock entitled to vote, which is registered in his or her name on the record date for the meeting, except as otherwise required by law or the Articles of Incorporation.

All elections of directors are determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors are determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present.

Dividend Rights

No dividends are payable unless declared by the Board.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of all preferential amounts required to be paid to the holders of shares of Class A Convertible Preferred Stock (as described below), the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of our common stock and any other class or series of stock of the Company, excluding holders of shares of Class A Convertible Preferred Stock, pro rata based on the number of shares held by each such holder.

Other Matters

The holders of our common stock have no cumulative voting or preemptive or redemption rights. All of our common stock are fully paid and non-assessable.

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Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•

the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC with offices located at 18 Lafayette Place, Woodmere, NY 11598.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 9,000,000 Shares of our common stock, par value $0.0001 per share, by the Selling Stockholder consisting of Put Shares that we will put to Selling Stockholder pursuant to the Financing Agreement.

The Selling Stockholder and any of their respective pledgees, assignees, and successors-in-interest, may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

According to the terms of the Financing Agreement, neither Selling Stockholder nor any affiliate of Selling Stockholder acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares being issued under the Purchase Agreement.

GHS has informed us that it intends to use a broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Stockholder, and any other required information.

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Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder, except we have agreed to pay deposit and clearing fees up to $1,000 per Put. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. We are required to pay all fees and expenses incident to the registration of the shares of common stock.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus. GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We have agreed to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will not receive any proceeds from the resale of any of the shares of our common stock by Selling Stockholder. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by DeMint Law, PLLC.

EXPERTS

The audited consolidated financial statements for Singlepoint, Inc. as of December 31, 2022 and 2021 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements for The Boston Solar Company, LLC as of December 31, 2022 and 2021 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent auditors, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.

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We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Singlepoint Inc., 2999 North 44th Street, Suite 530, Phoenix, Arizona 85018. Our website address is www.singlepoint.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

our Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023, for the three months ended June 30, 2023, filed with the SEC on August 14, 2023 and for the three months ended September 30, 2023, filed with the SEC on November 14, 2023;

•

our Current Reports on Form 8-K filed on January 9, 2023, January 18, 2023, January 27, 2023, January 30, 2023, March 10, 2023, April 12, 2023, June 9, 2023, July 25, 2023, September 8, 2023, December 1, 2023, December 19, 2023 and January 4, 2024; and

•	the description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act, incorporated by reference to our Registration Statement on Form 8-A filed December 14, 2023.

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In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (888) 682-7464, or by sending a written request to Singlepoint Inc., Attn: Investor Relations, 3104 E Camelback Rd #2137, Phoenix, AZ 85016. Our internet address is www.singlepoint.com.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

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Up to 9,000,000 Shares of Common Stock

PROSPECTUS

, 2024

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$1,571.01
Transfer Agent fees	2,000.00
Accounting fees and expenses	7,000.00
Legal fees and expenses	50,000.00
Miscellaneous	2,000.00

Total	62,571.01

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholder. The Selling Stockholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our Bylaws provide that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding all sales of securities sold by us within the last three years that were not registered under the Securities Act (all sales are reported on a pre-reverse stock split, unadjusted basis):

On August 28, 2023, the Company issued a convertible note to 1800 Diagonal Lending LLC for a purchase price of $130,000, which note is convertible into a number of shares of common stock determined by dividing the principal amount of the note by 75% of the lowest trading price of the Company’s common stock during the 10 trading days preceding the conversion date. The sale of the convertible note was made in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

On August 30, 2023, the Company offered and sold to GHS 118 shares of the Company’s Class E Convertible Preferred Stock for an aggregate purchase price of $108,000. The sale of the convertible note was made in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

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Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Date Filed	Exhibit No.	Filed Herewith
3.1 -	Bylaws of Carbon Credits International, Inc.	S-1	333-267779	October 7, 2022	3.1
3.2 -	Articles of Incorporation Carbon Credits International, Inc.	S-1	333-267779	October 7, 2022	3.2
3.3 -	Certificate of Designation for Class A Convertible Preferred Stock filed with State of Nevada on October 18, 2007.	S-1	333-267779	October 7, 2022	3.3
3.4 -	Certificate of Change filed with State of Nevada on April 17, 2008.	S-1	333-267779	October 7, 2022	3.4
3.5 -	Articles of Merger filed with State of Nevada on January 10, 2012.	S-1	333-267779	October 7, 2022	3.5
3.6 -	Amendment to Certificate of Designation filed with State of Nevada on May 17, 2013.	S-1	333-267779	October 7, 2022	3.6
3.7 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on June 25, 2013.	S-1	333-267779	October 7, 2022	3.7
3.8 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 1, 2013.	S-1	333-267779	October 7, 2022	3.8
3.9 -	Amendment to Certificate of Designation filed with State of Nevada on November 30, 2015.	S-1	333-267779	October 7, 2022	3.9
3.10 -	Certificate of Amendment to Articles of Incorporation on July 25, 2016.	S-1	333-267779	October 7, 2022	3.10
3.11 -	Amendment to Certificate of Designation filed with State of Nevada on July 25, 2016.	S-1	333-267779	October 7, 2022	3.11
3.12 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 26, 2016.	S-1	333-267779	October 7, 2022	3.12
3.13 -	Certificate of Correction filed with State of Nevada on July 29, 2016.	S-1	333-267779	October 7, 2022	3.13
3.14 -	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on August 31, 2017.	S-1	333-267779	October 7, 2022	3.14
3.15 -	Amendment to Certificate of Designation filed with State of Nevada on August 31, 2017.	S-1	333-267779	October 7, 2022	3.15
3.16 -	Amended and Restated Articles of Incorporation of Singlepoint Inc. dated January 31, 2020 (including Amended and Restated Certificate of Designation for the Class A Convertible Preferred Stock).	S-1	333-267779	October 7, 2022	3.16
3.17 -	Amended and Restated Bylaws of Singlepoint Inc.	S-1	333-267779	October 7, 2022	3.17
3.18 -	Certificate of Designation for Class B Convertible Preferred Stock filed with State of Nevada on December 22, 2020.	S-1	333-267779	October 7, 2022	3.18
3.19 -	Certificate of Designation for Class C Convertible Preferred Stock filed with State of Nevada on January 28, 2021.	S-1	333-267779	October 7, 2022	3.19

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3.20 -	Certificate of Designation for Class D Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-267779	October 7, 2022	3.20
3.21 -	Certificate of Designation for Class E Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-267779	October 7, 2022	3.21
3.22 -	Certificate of Amendment to Restated Articles of Incorporation filed with State of Nevada on March 18, 2021.	S-1	333-267779	October 7, 2022	3.22
3.23 -	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class C Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-267779	October 7, 2022	3.23
3.24 -	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class D Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-267779	October 7, 2022	3.24
3.25 -	Amended Certificate of Designation for the Class A Convertible Preferred Stock filed with the State of Nevada on July 14, 2022.	S-1	333-267779	October 7, 2022	3.25
3.26 -	Amended Certificate of Designation for the Class E Convertible Preferred Stock filed with the State of Nevada on November 3, 2022.	8-K	000-53425	November 9, 2022	3.1
3.27	Amended and Restated Certificate of Designation for the Class E Convertible Preferred Stock filed with the State of Nevada on January 24, 2023	8-K	000-53425	January 27, 2023	3.1
3.28	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Singlepoint Inc.	8-K	000-53425	July 24, 2023	3.1
3.29	Amended and Restated Bylaws of Singlepoint Inc.	8-K	000-53425	February 4, 2020	3.1
3.30	Certificate of Change filed with the State of Nevada on December 14, 2023	8-K	000-53425	December 19, 2023	3.1
4.1	Form Common Stock Purchase Warrant	8-K	000-53425	April 14, 2022	10.2
4.2	Underwriter Warrant	8-K	000-53425	December 19, 2023	4.1
4.3	Form of Pre-Funded Warrant	8-K	000-53425	December 19, 2023	10.4
5.1	Legal Opinion of Nevada counsel	S-1	333-269516	February 1, 2023	5.1
10.1	Securities Purchase Agreement between Singlepoint Inc. and GS Capital, LLC Partners, LLC dated as of March 6, 2020 (including the $1,440,000 principal amount of 10% Convertible Redeemable Note)	8-K	000-53425	March 13, 2020	10.1
10.2	Equity Financing Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.1
10.3	Registration Rights Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.2
10.4	Amendment to Secured Convertible Promissory Notes between Singlepoint Inc. and Iliad Research and Trading, L.P., UAHC Ventures LLC dated as of October 12, 2020	8-K	000-53425	October 15, 2020	10.1
10.5	Securities Purchase Agreement between Singlepoint Inc, GHS Investments LLC dated as of December 16, 2020	8-K	000-53425	December 23, 2020	10.1
10.6	Securities Purchase Agreement between Singlepoint Inc, and GHS Investments LLC dated as of January 28, 2021	8-K	000-53425	February 1, 2021	10.1
10.7	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments LLC dated as of March 11, 2021	8-K	000-53425	March 16, 2021	10.1
10.8	Note Purchase Agreement between Singlepoint Inc, and Bucktown Capital, LLC dated as of July 13, 2021	8-K	000-53425	July 20, 2021	10.1
10.9	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.1
10.10	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.2
10.11	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of April 7, 2022	8-K	000-53425	April 14, 2022	10.1
10.12	Securities Purchase Agreement Between Singlepoint Inc. and Daniel Mello Guimaraes, Romain Strecker, and The Boston Solar Company LLC, including First Amendment, and Extension Agreement	8-K	000-53425	April 27, 2022	10.1
10.13	Securities Purchase Agreement between Singlepoint Inc. and Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Fund Ltd. dated as of April 21, 2022	8-K	000-53425	April 27, 2022	10.1
10.14†	Employment Agreement between Singlepoint Inc. and Corey Lambrecht dated January 17, 2020	8-K	000-53425	January 17, 2020	10.1

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10.15†	Amendment to Employment Agreement by and among Singlepoint Inc. and Corey Lambrecht dated November 24, 2021	8-K	000-53425	November 30, 2021	10.1
10.16†	Agreement between Singlepoint Inc. and Corey Lambrecht dated July 15, 2022	8-K	000-53425	July 19, 2022	10.2
10.17†	Separation Agreement and General Release between Singlepoint Inc, and Gregory Lambrecht dated as of May 18, 2021	8-K	000-53425	May 20, 2021	10.1
10.18†	Employment Agreement between Singlepoint Inc. and William Ralston dated May 30, 2018	10	000-53425	June 15, 2018	10.7
10.19†	Amendment to Employment Agreement by and among Singlepoint Inc. and William Ralston dated November 24, 2021	8-K	000-53425	November 30, 2021	10.2
10.20†	Agreement between Singlepoint Inc. and William Ralston dated July 15, 2022	8-K	000-53425	July 19, 2022	10.1
10.21†	Singlepoint Inc. 2019 Equity Incentive Plan	8-K	000-53425	February 4, 2020	10.1
10.22†	Service Agreement between Singlepoint Inc. and James Rulfs	8-K	000-53425	August 2, 2022	10.1
10.23	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated November 3, 2022.	8-K	000-53425	November 9, 2022	10.1
10.24	Purchase Agreement between Singlepoint Inc. and 622 Capital, LLC dated October 25, 2022.	8-K	000-53425	November 9, 2022	10.2
10.25	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated January 13, 2023.	8-K	000-53425	January 18, 2023	10.1
10.26	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated January 20, 2023	8-K	000-53425	January 30, 2023	10.1
10.27	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated January 20, 2023	8-K	000-53425	January 30, 2023	10.2
10.28	Securities Purchase Agreement between Singlepoint Inc. and 1800 Diagonal Lending LLC dated as of August 28, 2023	8-K	000-53425	September 7, 2023	10.1
10.29	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of August 30, 2023	8-K	000-53425	September 7, 2023	10.2
10.30	Underwriting Agreement dated December 14, 2023, by and among SinglePoint Inc., Alexander Capital, L.P. and the Underwriters named in Schedule I thereto.	8-K	000-53425	December 19, 2023	10.1
10.31	Form of Convertible Stock Conversion Agreement, dated December 15, 2023, by and among SinglePoint Inc. and the investors party thereto.	8-K	000-53425	December 19, 2023	10.2
10.32	Form of Convertible Debt Conversion Agreement, dated December 15, 2023, by and among SinglePoint Inc. and the note holders party thereto.	8-K	000-53425	December 19, 2023	10.3
21	Subsidiaries of the Registrant	S-1	333-259876	September 29, 2021	21
23.1	Consent of Turner, Stone & Company, L.L.P. with respect to financial statements of Singlepoint Inc.					x
23.2	Consent of Turner, Stone & Company, L.L.P. with respect to financial statements of The Boston Solar Company, LLC					x
23.3	Consent of Nevada counsel (included in Exhibit 5.1)	S-1	333-269516	February 1, 2023	23.3
24	Power of Attorney (included in signature page)	S-1	333-269516	February 1, 2023	24
107	Filing fee table					x

_____

† Indicates management contract or compensatory plan required to be filed as an Exhibit.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

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Item 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S–1 (§ 239.11 of this chapter), Form S–3 (§ 239.13 of this chapter), Form SF–3 (§ 239.45 of this chapter) or Form F–3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S–3, Form SF–3 or Form F–3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on January 23, 2024.

Singlepoint Inc.

By:	/s/ William Ralston
William Ralston
Chief Executive Officer, Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ William Ralston	Chief Executive Officer, Director	January 23, 2024
William Ralston	(Principal Executive Officer)

*	President, Chief Financial Officer, Director	January 23, 2024
Corey Lambrecht	(Principal Financial Officer and Principal Accounting Officer)

*	Director	January 23, 2024
Eric Lofdahl

*	Director	January 23, 2024
James Rulfs

*By:	/s/ William Ralston
Name:	William Ralston
Title:	Attorney-in-fact

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